SELLING  AGREEMENT
FOR
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY VARIABLE ANNUITIES

This SELLING AGREEMENT ("Agreement") is entered into as of dated Effective_Date ("Effective Date") by and between American Enterprise Life Insurance Company ("Company"), American Express Financial Advisors Inc. ("Distributor", together with Company, "American Express"), SA or its affiliated insurance agencies who have also executed this Agreement or an Affiliate Participation Agreement attached as Exhibit C ("Affiliates") and are identified on Exhibit A ("Selling Agency") and Broker_Dealer ("Broker-Dealer").

Recitals

The purpose of this Agreement is to establish the terms and conditions under which Selling Agency and Broker-Dealer (referred to and defined further in Section 1.2 herein as "Authorized Selling Firm") will market and sell Company's variable annuities. American Express and Authorized Selling Firm intend that Authorized Selling Firm will be responsible for managing and supervising the marketing and sales of Company's variable annuities by its Producers pursuant to this Agreement.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     1.1 "Affiliate" is an insurance agency affiliated with Selling Agency, which has executed an Affiliate Participation Agreement of the form attached hereto as Exhibit B, and which is identified on Exhibit A ("Products, Territory and Commission").

     1.2 "Authorized Selling Firm" means the Broker-Dealer and Selling Agency, taken together, with respect to the sale of Products under this Agreement in accordance with the terms and conditions of the SEC no-action letter First of America Brokerage Service, Inc. (dated Sept. 28, 1995).

     1.3 "Broker-Dealer" is an entity duly registered as a broker-dealer with the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD"), and states where required. Selling Agency may also act as its own Broker-Dealer if properly registered as a broker-dealer.

     1.4 "Company Rules" mean any written instructions, bulletins, manuals, the Agent Guide as defined in Section 4.4.14, and any underwriting or suitability guidelines provided by the Company.

     1.5 "Producer" is a duly licensed individual who sells Products as an employee or independent contractor of Selling Agency and who is appropriately registered with the NASD.

     1.6 "Products" are those variable annuity products issued by Company which will be marketed or sold by Selling Agency, Broker-Dealer and their Producers under this Agreement, and which are set forth in Exhibit A and its Addenda attached hereto.

     1.7 "Replacement" is the sale of a Product which is funded by the annuity purchaser with money obtained from the liquidation of another life insurance policy or annuity contract, either of which was previously issued either by Company or by any other life insurance company.

     1.8 "Selling Agency" is an insurance agency or an Affiliate duly licensed or otherwise qualified as an insurance agency, which, either itself or through Producers who are its employees or independent contractors, solicits and sells Products to the general public.

     1.9 "Territory" is any of the 48 of the 50 United States (all states other than New York and New Hampshire), and the District of Columbia, and includes any other jurisdiction in which Selling Agency is permitted to market and sell the Products through Producers, but only so long as such jurisdictions are listed on Exhibit A, as it may be amended from time to time.

2. TERM OF AGREEMENT. This Agreement shall remain in effect beginning upon the Effective Date, until such time it is terminated pursuant to Section 9, "Termination."

3.   APPOINTMENT AND AUTHORIZATION OF SELLING AGENCY AND BROKER-DEALER.

     3.1  Appointment  and  Authorization  of Selling Agency and  Broker-Dealer.
          Company and Distributor hereby appoint and authorize Selling Agency and Broker-Dealer to solicit sales of and sell Products in accordance with the terms and conditions of this Agreement as an Authorized Selling Firm, and Selling Agency and Broker-Dealer hereby accept the appointment and authorization. These two appointments, taken together, constitute the appointment of Authorized Selling Firm. Authorized Selling Firm's authority will be nonexclusive, and will be limited to the performance of the services and responsibilities set forth in this Agreement.

     3.2 Selection and Appointments of Affiliates. No Affiliate shall be authorized to act as such until the Affiliate has executed this Agreement or an Affiliate a Participation Agreement and Company has authorized Affiliate to act as such.

4. DUTIES, OBLIGATIONS AND LIMITATIONS OF AUTHORIZED SELLING FIRM. Commencing on the Effective Date, Authorized Selling Firm will faithfully perform all of Authorized Selling Firm's duties within the scope of the agency relationship created under this Agreement to the best of Authorized Selling Firm's knowledge, skill and judgment. As Authorized Selling Firm, Selling Agency and Broker-Dealer shall be jointly and severally responsible and liable to American Express for the faithful performance of all obligations and duties except those which this Agreement specifically identifies as duties of Broker-Dealer. Authorized Selling Firm's duties shall include, but not be limited to the following:

     4.1 Recruitment of Producers. Authorized Selling Firm may recruit Producers to sell under the supervision of Authorized Selling Firm. A Producer so recruited may not solicit or sell Products prior to acquiring any required state insurance license(s) in the state(s) where such Producer will solicit and sell Products, being registered with the NASD as a representative of the Broker-Dealer, being appointed by Company as an agent, and completing the training described in Section 4.4.14.

     4.2 Licensing, Registration and Appointment of Selling Agency and Producers. Selling Agency shall be responsible for the preparation and submission of proper appointment and licensing forms and the assurance that all Producers recruited by Authorized Selling Firm are appropriately licensed as insurance agents in the state(s) where such Producers will solicit and sell Products. Broker-Dealer shall be responsible for the preparation and submission to the NASD of proper representative registration forms and the assurance that all Producers are properly registered as representatives of Broker-Dealer with the NASD. Authorized Selling Firm shall recommend Producers for appointment with Company, but Company shall retain sole authority to make appointments and may, by written notice to Authorized Selling Firm, refuse to permit any Producer to solicit contracts for the sale of the Products.

     4.2.1 Background checks; Warranties. Authorized Selling Firm is responsible for performing background checks on its Producers. Authorized Selling Firm warrants that such background check reports of Producers will comply with all applicable regulations of the departments of insurance and securities in the states in which said Producers will solicit and sell Products, and with the requirements of the NASD. Authorized Selling Firm further warrants and guarantees that copies of such background check reports will be made available in a timely manner to any regulator who may request them from Company, and that Company will receive confirmation that such materials have been timely delivered to any such regulator. Company will not require copies of the reports themselves, but only the assurance that they have been timely delivered as requested by such regulator, unless such reports relate or may relate to a customer inquiry or complaint about the Product or its sale, or unless such report relates to Company's internal investigation of a Producer's sales practices as regard the Products. Authorized Selling Firm further agrees that it will provide to Company a copy of their respective procedures and requirements for background checks to Company upon request, but Company is entitled to rely on Authorized Selling Firm for compliance with regulations as shown above even without actually making such a demand.

     4.3 Compliance with Company Policies and Applicable Laws. Authorized Selling Firm will comply with all Company Rules and with all applicable federal and state laws and regulations.

     4.4 Supervision and Administration. Authorized Selling Firm shall have full, joint and several responsibility for the training and supervision of all of its Producers who are engaged directly or indirectly in the offer or sale of the Products, and all such Producers shall be subject to the control of Authorized Selling Firm with respect to their securities and insurance regulated activities in connection with the Products. Authorized Selling Firm shall be responsible for all acts or omissions of Producers. Selling Agency's supervisory and administrative responsibilities include, but are not limited to:

        4.4.1 ensuring that Producers comply with Company Rules and all federal and state laws and regulations applicable to the Products;

        4.4.2 training Producers prior to allowing a Producer to sell a Product in accordance with Section 4.4.14;

        4.4.3 providing advice and assistance to Producers with regard to marketing and advertising of Products, and ensuring that no advertising is used unless approved by Company in accordance with
               Section 4.9, "Approved Advertising."

        4.4.4 supplying sales literature and application forms approved by Company to Producers;

        4.4.5 ensuring that any sales literature or advertising used on or from the premises of a financial institution be: (a) revised to include the disclosure required by the financial institution regulatory agencies and the NASD; (b) submitted to and approved by Company and/or Distributor in accordance with Section 4.9, "Approved Advertising," prior to first use; and (c) delivered by the Producer to the prospective customer;

        4.4.6 assisting Producers in responding to customer inquiries;

        4.4.7 promptly delivering to Producers relevant Company communications and Company Rules concerning Products, such as changes in rates, regulatory notices or new Product announcements;

        4.4.8  ensuring that Producers:
               (a) submit premium payments directly and immediately to Company in accordance with Section 4.5, "Collection and Submission of Premiums";
               (b) document transactions, including the fact of delivery, and maintain any other documentation reasonably requested by Company;
               (c) have obtained and will continuously maintain the required state insurance licenses in the state where such Producers will solicit and sell Products; and
               (d) have been appointed by Company in accordance with the laws of the state in which the sale(s) occur and the customer resides;

        4.4.9  on  all  Replacement  sales,   ensuring  that  Producers  provide
               sufficient information to prospective annuity contract-holders as to the suitability of the Replacement sale. Such information includes but may not be limited to:
               (a) the  amount  of the surrender   charge  to  be  incurred  on
                   the  investment  to  be liquidated;
               (b) all fees and possible charges, such as surrender charges, on the new investment;
               (c) any change in the investment risk to the prospective annuity contract-holder;
               (d) any change in the nature or the provider of any guarantees associated with the Product and/or the surrendered product;
               (e) any changes in the expenses  associated  with the Product and/or the surrendered product;

               All such information will be retained by Selling Agency for seven years counting from the date of the initial solicitation, whether or not the Product was ever sold, and will be made available to Company as is shown in Section 4.8, "Accurate Record; Audit," herein.

          4.4.10 timely obtaining and maintaining all required state insurance licenses, and notifying Company if any Selling Agency or Producer fails to maintain the required state insurance license or becomes inactive;

          4.4.11 promptly informing Company of any violation of law or Company Rules by Authorized Selling Firm or Producer, or of any allegation by an annuity contract-holder or regulatory agency of wrongdoing as regards the activities of Authorized Selling Firm, or a Producer with respect to the Products; and

          4.4.12 any other duties necessary or appropriate to perform Authorized Selling Firm's obligations under this Agreement.

          4.4.13 Broker-Dealer will fully comply with and will ensure Selling Agency's and Producers' compliance with the requirements of the NASD, the SEC and all other applicable federal and state laws, and, with Selling Agency, will establish and maintain such rules and procedures as may be necessary to cause diligent supervision of the securities activities of Selling Agency and Producers. Broker- Dealer's duties with respect to Selling Agency's and Producers' securities activities, include, but are not limited to:

               (a) delivering to each person submitting an application a prospectus to be furnished by American Express in the form required by the applicable federal laws or by the acts or statutes of any applicable state, province or country;
               (b) ensuring that all sales literature or advertising used by Authorized Selling Firm or Producers hereunder concerning the Products or Company or Distributor has been approved by American Express;
               (c) reviewing all Product applications for accuracy and completeness, and to determine the suitability of the sale;
               (d) complying with all applicable requirements of the Securities Exchange Act of 1934 ("1934 Act") and the NASD, including the requirements to maintain and preserve books and records pursuant to Section 17(a) of the 1934 Act and the rules thereunder and making such records and files available to staff of American Express and personnel of state insurance departments, the NASD, SEC or other regulatory agencies which have authority over American Express.

          4.4.14. Authorized Selling Firm shall be responsible for ensuring that their Producers who market and sell the Products are trained on
               (i) the product specifications and features, (ii) requirements that American Express has adopted to satisfy insurance laws and regulations regarding replacements, and (iii) standards that American Express has established for Authorized Selling Firms and their Producers to use in meeting their respective duties to ensure suitable sales of the Products (delivered together as the "Agent Guide") before they begin to solicit or sell Products. If Authorized Selling Firm chooses not to use the Agent Guide in training their Representatives on (i), (ii) and (iii) above, then Authorized Selling Firm shall provide to American Express its own form of training to be used prior to the execution of this Agreement.

               After the execution of this Agreement, to the extent that Authorized Selling Firm uses training material related to the sale of the Products that is materially different from that contained in the Agent Guide or training material other than provided to American Express in accordance with the preceding paragraph, Authorized Selling Firm must provide that training material to American Express for approval prior to use. Authorized Selling Firm shall also be responsible for assuring that its Producers comply with Agent Guide, and the applicable suitability requirements of the National Association of Securities Dealers, Inc. ("NASD"), and any state or federal law, as amended from time to time, in selling the Products.

     4.5 Collection and Submission of Premiums. American Express and Authorized Selling Firm will agree which of the following provisions will govern Authorized Selling Firm's duties related to collection and submission of premiums, by specifying on Exhibit A the applicable provision.

        4.5.1 Check with Application. Authorized Selling Firm will assure its Producers' collection and timely remittance to Company of the premiums due on all Products as specified herein. Company will receive premium payments no later than the second business day after the application has been signed by the customer.

        4.5.2 Gross Sweep. Authorized Selling Firm will assure its Producers' collection of the premiums due on all Products and will timely account for such premiums, directly depositing them into an account established by Authorized Selling Firm for the benefit of Company, at a bank approved by Company, and notifying Company immediately of the gross receipts for the business day and of the sales to which they relate. Upon receipt of notification from Authorized Selling Firm, Company will sweep the settlement account. Additional specific procedures governing movement of money pursuant to this paragraph will be established by Authorized Selling Firm and Company and will become part of the Company Rules.

        4.5.3 Gross ACH Through Clearing Broker. Authorized Selling Firm will assure its Producer's collection of the premiums due for all Products and the timely accounting for and submission of all premiums directly and immediately to Clearing Broker. Premiums must be in the form of check, bank draft authorization, customer-approved account transfer, or wire transfer, with funds payable to the order of Selling Agency. Clearing Broker will immediately deposit premium payments received from Selling Agency into an account for the benefit of Selling Agency, or into the Clearing Broker's segregated omnibus account established for the benefit of Selling Agency (sometimes referred to as an "Omnibus Account."). Selling Agency will notify, or will ensure that the Clearing Broker notifies, Company immediately of the gross receipts for each business day. Clearing Broker will, through ACH transfer, remit the gross premiums received to a Company-owned bank account designated by Company so that the Company receives the premiums no later than the close of business on the second day after the application was signed by the Customer. Additional specific procedures governing the movement of money pursuant to this paragraph will be established by Selling Agency, Broker-Dealer, Company and Distributor, and will become part of the Company Rules.

        4.5.4 Net Wire Through Clearing Broker. Selling Agency will assure its Representatives' collection of the premiums for all Variable Contracts and the timely accounting for and submission of all premiums directly and immediately to Clearing Broker. Premiums must be in the form of check, bank draft authorization, customer-approved account transfer, or wire transfer, with funds to the order of Selling Agency.

               Clearing Broker will immediately deposit premium payments received from Selling Agency into an account for the benefit of Selling Agency, or into the Clearing Broker's segregated account (sometimes referred to as an "Omnibus Account") established for the benefit of Selling Agency and any Affiliates or Broker-Dealer. Selling Agency will notify, or will ensure that the Clearing Broker notifies, Company immediately of the gross receipts for each business day. Clearing Broker will, through wire transfer, remit the premiums received, net of Selling Agency's share of commissions, subject to the conditions set forth below, to a Company-owned bank account designated by Company so that the Company receives the premiums no later than the close of business on the second day after the day the application was signed by the Customer.

               Clearing Broker may remit premium payments to Company net of Selling Agency's share of commission only if shown on Exhibit A, and only if Company and Selling Agency agree on specific procedures to be used. Such procedures will become part of the Company Rules. "Selling Agency's share of commission" specifically excludes supplemental trail commissions or other payments contemplated between the parties.

               If Option 4.5.3 or 4.5.4 are agreed upon by American Express and Authorized Selling Firm as the method of collection and submission of premiums then the provisions of Exhibit B will apply.


     4.6 Solicitation. Authorized Selling Firm, through Producers, will solicit applicants who appear to meet Company's and Distributor's underwriting and suitability standards, provided that nothing in this Agreement shall be deemed to require Authorized Selling Firm to solicit any particular customer's application for an annuity.

     4.7 Company Property. Authorized Selling Firm will safeguard, maintain and account for all policies, forms, manuals, equipment, supplies, advertising and sales literature furnished to Authorized Selling Firm and Producers by American Express and will destroy or return the same to American Express promptly upon request.

     4.8 Accurate Record; Audit. As required by applicable laws and Company's policies and procedures, Authorized Selling Firm will keep identifiable and accurate records and accounts of all business and transactions effected pursuant to this Agreement. Upon reasonable notice and at reasonable times, continuing during a period of one year following the termination of this Agreement, Authorized Selling Firm will permit American Express to visit, inspect, examine, audit and verify, at Authorized Selling Firms offices or elsewhere, any of the properties, accounts, files, documents, books, reports, work papers and other records belonging to or in the possession or control of Authorized Selling Firm relating to the business covered by this Agreement, and to make copies thereof and extracts therefrom, provided that such audit shall not unreasonably interfere with Authorized Selling Firm's normal course of business.

     4.9 Approved Advertising. No sales promotions, promotional materials, or any advertising relating to Products or Company or Distributor ("Sales Material") shall be used by Authorized Selling Firm or Producers unless the specific item has been approved in writing by Company and/or Distributor before use. Any promotional material developed by Authorized Selling Firm will become the sole property of American Express once approved. Any modification of the promotional materials to enable the use of such in a financial institution setting must also be approved in accordance with this section.

     4.10 Chargeback of Commissions. Selling Agency will be charged back for Selling Agency's portion of commissions relating to certain surrenders of annuity products as specified in Exhibit A and its addenda, as amended from time to time.

     4.11 Fidelity Bond. Authorized Selling Firm represents and warrants that all directors, officers, employees and representatives of Selling Agency who are appointed pursuant to this Agreement as Producers for Company or who have access to funds of Company, including but not limited to funds submitted with applications for Products or funds being returned to owners, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company acceptable to Company. The bond shall be maintained by Broker-Dealer at Broker-Dealer's and/or Selling Agency's expense. Company may require evidence, satisfactory to it, that such coverage is in force. Authorized Selling Firm shall give prompt written notice to Company of cancellation or change of coverage.

     4.12 Limitations. Authorized Selling Firm shall have no authority with respect to American Express, nor shall it represent itself as having such authority, other than as is specifically set forth in this Agreement. Without limiting the foregoing, neither Selling Agency nor Broker-Dealer shall, without the express written consent of Company and/or Distributor, as applicable: 4.12.1 make, waive, alter or change any term, rate or condition stated in any Company contract or Company or Distributor approved form, or discharge any contract in the name of Company;

          4.12.2 waive a forfeiture;

          4.12.3 extend the time for the payment of premiums or other monies due Company;

          4.12.4 institute, prosecute or maintain any legal proceedings on behalf of Company or Distributor in connection with any matter pertaining to Company's business, nor accept service of process on behalf of Company or Distributor;

          4.12.5 transact business in contravention of the rules and regulations of any insurance department and/or other governmental authorities having jurisdiction over any subject matter embraced by this Agreement;

          4.12.6 make, accept or endorse notes, or endorse checks payable to Company or Distributor, or otherwise incur any expense or liability on behalf of Company or Distributor;

          4.12.7 offer to pay or pay, directly or indirectly, any rebate of premium or any other inducement not specified in the Products to any owner or annuitant;

          4.12.8 misrepresent the Products for the purpose of inducing an annuity contract-holder in any other company to lapse, forfeit or surrender his/her insurance therewith;

          4.12.9 give or offer to give any advice or opinion regarding the taxation of any customer's income or estate in connection with the purchase of any Product;

          4.12.10 enter into an agreement with any person or entity to market or sell the Products without the written consent of Company and Distributor;

          4.12.11 use Company's or Distributor's names, logos, trademarks, service marks or any other proprietary designation without the prior written permission of Company; or

          4.12.12 engage in any program designed to replace Products with any annuity products of other companies, at any time while this Agreement is in force; or provide data to any other person or organization which would allow or facilitate such replacement of Company's Products. Nothing herein shall preclude the replacement of Company's fixed annuity products with Company's own variable annuity products, so long as such sales are suitable and documented according to Section 4.4.9, Replacement Sales. (See also Section 9.3, Post Termination Limitations, and Section 11, Confidentiality, generally.)

     4.13 Wholesaling Services. Authorized Selling Firm shall receive certain wholesaling services under this Agreement pursuant to a Wholesaling Agreement entered into on WhseDate, by American Enterprise Life Insurance Company (the "Company"), American Express Financial Advisors Inc. (the "Distributor") and WhseName (the "Wholesaler").

5.   COMPANY AND DISTRIBUTOR REPRESENTATIONS AND RESPONSIBILITIES.

     5.1  Representations.

        5.1.1 Company represents and warrants that (a) it is duly incorporated in the state of Indiana and licensed in all states in the Territory; and (b) that all Products, and all Sales Material (as defined in Section 4.9, above) provided by Company or Distributor have been filed with and approved by state insurance departments in all states in the Territory, and comply with all applicable laws and regulations and rules of the NASD.

        5.1.2 Distributor represents and warrants that it is duly registered as a broker-dealer with the SEC, the NASD, all fifty states and the District of Columbia, and is qualified to do business in all states in which Company is licensed and qualified to do business.

        5.1.3 Distributor and Company represent and warrant that Company, as issuer and on behalf of the underlying investment account(s), has registered the underlying investment account(s) of the Products with the SEC as a security under the Securities Act of 1933 ("1933 Act") and as a unit investment trust under the Investment Company Act of 1940.

        5.1.4 Company represents and warrants that the prospectuses and registration statements relating to the Products do not contain any untrue statements of material fact or any omission to state a material fact, the omission of which makes any statement contained in the prospectuses and registration statements misleading.

        5.1.5 Company represents and warrants that Company will meet any requirements of the NASD and state departments of insurance in the jurisdictions in which the Products are available for sale regarding both the filing and approval of Sales Material.

     5.2 Prospectuses, Sales Literature and Advertising. American Express will provide to Authorized Selling Firm, without any expense to Authorized Selling Firm, prospectuses relating to the Products and such other Sales Material (as defined is Section 4.9, above) as American Express determines is necessary or desirable for use in connection with sales of the Products.

     5.3  Transmission  of Contracts  for Delivery to Contract  Owners.  Company
          will   transmit   contracts   for   Products   directly   to   annuity
          contract-holders.

     5.4 Confirmations. Upon Company's acceptance of any payment for a Product, Company as agent for Distributor will deliver to each contract owner a statement confirming the transaction in accordance with Rule 10b-10 under the 1934 Act.

     5.5 Annuity Contract-holder Services. Company shall provide administrative, accounting and other services to annuity contract-holders as necessary and appropriate, in the same manner as such services are provided to Company's other annuity contract-holders.

     5.6 Reservation of Rights. Notwithstanding any other provision of this Agreement or any other agreement between Company and/or Distributor and Selling Agency and/or Broker-Dealer, Company reserves the unconditional right to modify any of the Products in any respect whatsoever or to suspend the sale of any Products in whole or in part at any time and without prior notice. Company reserves the unconditional rights to refuse to accept applications procured by Authorized Selling Firm or Producers which fail to meet underwriting or other standards of Company.

     5.7 Company Rules. American Express shall provide Authorized Selling Firm with Company Rules as soon as is practicable. All revisions, modifications and replacements of such Company Rules shall be provided by Company and Distributor to Authorized Selling Firm promptly after issuance by Company and/or Distributor.

6    COMPENSATION.

     6.1 Compensation to Authorized Selling Firm. Company shall pay a total commission on premiums collected pursuant to this Agreement based on the rates of commission set forth on the attached Exhibit A and its Addenda. In all cases, the amount of commission shown in the addenda is the total compensation available for distribution from Company, or any of its subsidiaries, affiliates, or other related entities owned or controlled by American Express Company, whether under this Agreement or under any other agreement between or among Company, Broker-Dealer, any Selling Agency or Producer, or any other party. No commission will be apid on sales outside the states shown in the Territory on Exhibit A. No commission will be paid on the sale of an annuity under this Agreement if that sale involves replacement of an asset or investment issued by Company or by any other insurance company owned or controlled by American Express Company. Company reserves the right from time to time to adjust commission upwards for any of the Products, for a specified period of time, upon notice to Selling Agency and Broker-Dealer, without requiring signatures on a corresponding addendum. No downward adjustment of commission will occur without signatures of all parties to the Agreement, except for the return to commission rates originally identified in the addenda. No compensation shall be paid unless all of the following conditions precedent have been met to Company's satisfaction:

        6.1.1 Licensing of Producer. Prior to the time of any solicitation of a sale or a sale of a Product, the Producer making such solicitation or sale shall be licensed and appointed with Company in accordance with the laws of the state(s) where the sale is being made and the customer resides.

        6.1.2 Licenses and Contracts. No person or entity, except Producers satisfying the provisions of Section 6.1.1, "Licensing of Producers," shall in any way share in any commissions payable hereunder unless such person or entity is licensed in accordance with the laws of the state(s) in which the sale was made and the customer resides; and unless such person or entity shall have entered into an agreement with Selling Agency which specifies such person or entity's rights and obligations and which makes provision for payment, including splitting, of commissions. Notwithstanding the preceding sentence, in those states which permit payment of a commission to an entity which is not licensed as an insurance agency, Company will pay commissions to an unlicensed entity which is a party to this Agreement, but only after such entity has provided evidence satisfactory to Company as to how Company may make such payments in accordance with applicable state insurance laws.

        6.1.3 Alternative Payment Agreement. Only if shown on Exhibit A attached hereto, Company may make commission payments and debit commission chargebacks to Broker-Dealer, so long as Broker-Dealer also has insurance licenses appropriate for the sales of Products in affected states. See also Section 4.10.

        6.1.4 Supplemental Trail Commissions. Amounts and conditions of payment of Supplemental Trail Commission, if any, are attached in the addenda and shown on Exhibit A. In no event will Supplemental Trail Commission be paid on a contract less than one year old.

     6.2 Chargebacks. Company has the right to charge back Selling Agency for commissions paid in the event of certain surrenders of annuity contracts as specified in Exhibit A and its Addenda.

     6.3 Expenses. Except as otherwise provided in this Agreement, or subsequently agreed to in writing by American Express, Authorized Selling Firm will be responsible for all costs and expenses of any kind and nature incurred by Authorized Selling Firm in the performance of its duties under this Agreement.

     6.4 Post Termination Compensation Obligations. Upon termination of this Agreement, Company's obligation to pay commissions to Selling Agency, or Producers shall immediately cease except that:

        6.4.1 Company will pay commissions, as the same become due and payable, upon Products for which the application has been taken and the required premium has been collected (or has become irrevocably collectable from a third party) as of the date of termination, and for which the Company subsequently issues a policy.

        6.4.2 Company will charge back against those commissions identified in Exhibit A for surrenders of Products sold prior to the termination of this Agreement by Authorized Selling Firm or Producers. Company will invoice Selling Agency unless Company and Selling Agency agree upon another method of payment of such amounts.

        6.4.3 Company shall pay commissions in accordance with Exhibit A and its addenda, attached hereto, on all premiums collected on Products issued prior to such termination.

7.   INDEMNIFICATION.

     7.1 Indemnification of Company and Distributor. Authorized Selling Firm shall indemnify, defend and hold harmless American Express, any of its officers, directors and employees, from and against any and all losses, claims, damages, liabilities, actions, costs or expenses to which American Express, or any of its officers, directors and employees, may become subject (including any legal or other expenses incurred by it in connection with investigating any claim against it and defending any action and, provided Authorized Selling Firm will have given prior written approval of such settlement or compromise, which consent will not be unreasonably withheld or delayed, any amounts paid in settlement or compromise) insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

        7.1.1 The acts or omissions of Authorized Selling Firm or any of its employees, agents or Producers while acting (whether under actual or apparent authority, or otherwise) on behalf of Authorized Selling Firm or American Express in connection with this Agreement;

        7.1.2 Any breach of any covenant or agreement made by Authorized Selling Firm under this Agreement; or

        7.1.3 The inaccuracy or breach of any representation or warranty made by Authorized Selling Firm under this Agreement.

               This indemnification obligation shall not apply to the extent that such alleged act or omission is attributable to American Express either because (1) American Express directed the act or omission, or (2) the act or omission by Authorized Selling Firm or any of its employees, agents or Producers was the result of their compliance with the Company Rules.

     7.2 Indemnification of Selling Agency and Broker-Dealer. American Express shall indemnify, defend and hold harmless Authorized Selling Firm, any of its officers, directors and employees, from and against any and all losses, claims, damages, liabilities, actions, costs or expenses to which Authorized Selling Firm, or any of its officers, directors and employees, may become subject (including any legal or other expenses incurred by it in connection with investigating any claim against it and defending any action and, provided American Express will have given prior written approval of such settlement or compromise, which consent will not be unreasonably withheld or delayed, any amounts paid in settlement or compromise) insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

        7.2.1 The acts or omissions of American Express, or any employee or agent of American Express, (excluding Authorized Selling Firm or Producers) while acting (whether under actual or apparent authority or otherwise) on behalf of Company in connection with this Agreement;

        7.2.2 Any breach of any covenant or agreement made by American Express under this Agreement; or

        7.2.3 The inaccuracy or breach of any representation or warranty made by American Express under this Agreement.

     7.3 Limitation of Liability. Except as expressly stated herein, as between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, punitive, or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business. The parties agree that the losses and damages arising under and/or covered by Section 7.1 and 7.2 shall be subject to this limitation.

8. ARBITRATION. The parties agree to attempt to settle any misunderstandings or disputes arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, the parties agree that any misunderstandings or disputes arising from this Agreement will be decided by arbitration which will be conducted, upon request of either party, before three arbitrators (unless both parties agree on one arbitrator) designated by the American Arbitration Association located in the city of Company's principal place of business. The parties further agree that the arbitrator(s) will decide which party must bear the expenses of the arbitration. This agreement to arbitrate shall not preclude either party from obtaining provisional remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction, either before, during or after the pendency of the arbitration. The institution and maintenance of such provisional remedies shall not constitute a waiver of the right of a party to submit a dispute to arbitration.

9.   TERMINATION.

     9.1 Termination for Cause. At any time during the Term of this Agreement, American Express or Authorized Selling Firm may terminate this
          Agreement immediately for cause upon written notice of such termination to the other party. Such written notice shall state the cause with specificity. As used in this Section, the term "cause" shall include any one or more of the following:

        9.1.1  the  conviction  of  any  party,   its  officers  or  supervisory
               personnel of any felony, of fraud, or of any crime involving dishonesty;

        9.1.2 the intentional misappropriation by a party of funds or property of any other party, or of funds received for it or for annuity contract-holders;

        9.1.3 the cancellation, or the refusal to renew by the issuing insurance regulatory authority of, any license, certificate or other regulatory approval required in order for any party to perform its duties under this Agreement;

        9.1.4 any action by a regulatory authority with jurisdiction over the activities of a party that would place the party in receivership or conservatorship or otherwise substantially interfere or prevent such party from continuing to engage in the lines of business relevant to the subject matter hereof; or

        9.1.5 a party becoming a debtor in bankruptcy (whether voluntary or involuntary) or the subject of an insolvency proceeding.

     9.2 Termination without Cause. American Express or Authorized Selling Firm may terminate this Agreement without cause upon 30 days prior written notice to the other parties.

     9.3 Post Termination Limitation. For a period of one year after termination of this Agreement, Authorized Selling Firm and Producers shall not knowingly induce or cause, or attempt to induce or cause, any concerted or organized effort to recommend, promote, encourage or endorse the termination, surrender, or cancellation of any Product sold pursuant to this Agreement.

10. INDEPENDENT CONTRACTOR. This Agreement is not a contract of employment. Nothing contained in this Agreement shall be construed or deemed to create the relationship of joint venture, partnership, or employer and employee between American Express and Authorized Selling Firm. Each party is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgment and discretion with regard to the conduct of business.

11.  CONFIDENTIALITY.

     11.1 Each party agrees that, during the term of this Agreement and at all times thereafter, it will not disclose to any unaffiliated person, firm, corporation or other entity, nor use for its own account, any of the other parties' trade secrets or confidential information, including, without limitation, the terms of this Agreement; non-public program materials; member or customer lists; proprietary information; information as to the other party's business methods, operations or affairs, or the processes and systems used in its operations and affairs, or the processes and systems used in any aspect of the operation of its business; all whether now known or subsequently learned by it. If this Agreement is terminated, each party, within 60 days after such termination, will return to the other parties, respectively, any and all copies, in whatever form or medium, of any material disclosing any of the other parties' trade secrets or confidential information as described above.

          Nothing in this Agreement shall require a party to keep confidential any information that:

          11.1.1 the party can prove was known to it prior to any disclosure by any other party;

          11.1.2 is or becomes publicly available through no fault of the party;

          11.1.3 the party can prove was independently developed by it outside the scope of this Agreement and with no access to any confidential or proprietary information of any other party;

          11.1.4 is required to be disclosed to governmental regulators or pursuant to judicial or administrative process or subpoena;

          11.1.5 is required in order to perform that party's obligation under this Agreement;

          11.1.6 is required to be disclosed by any applicable law; or

          11.1.7 is mutually agreed upon by all parties to this Agreement.

     11.2 In the event Authorized Selling Firm during the term of this Agreement and for a period of one year after the effective date of its termination, engages in a concerted effort to promote, recommend or encourage the termination, surrender, or cancellation of any Product sold under this Agreement, without reasonable grounds to believe that such termination, cancellation or surrender is in each individual customer's best interest, then American Express will have the right to contact present and former purchasers of the Products sold under this Agreement with a view to retaining the assets in their accounts with Company, without being found in violation of this Section 11.

12. ASSIGNMENT. The parties to this Agreement may not assign, either wholly or partially, this Agreement or any of the benefits accrued or to accrue under it, or subcontract their interests or obligations under this Agreement, without the written approval of all parties.

13. AMENDMENT OF AGREEMENT. American Express reserves the right to amend this Agreement at any time, but no amendment shall be effective until approved in writing by Authorized Selling Firm, subject to the provisions of Section 5.6, "Reservation of Rights," and Section 12, "Assignment," herein.

14.  MISCELLANEOUS.

     14.1 Applicable Law. This Agreement shall be governed by and interpreted under the laws of the State of Minnesota.

     14.2 Severability. Should any part of this Agreement be declared invalid, the remainder of this Agreement shall remain in full force and effect, as if the Agreement had originally been executed without the invalid provisions.

     14.3 Notice. Any notice hereunder shall be in writing and shall be deemed to have been duly given if sent by certified or registered mail, postage prepaid, or via a national courier service with the capacity to track its shipments, to the following addresses:

          If to Company:                               If to Distributor:
          American Enterprise Life Insurance Company   American Express  Financial  Advisors Inc.
          80 South 8th Street                          80 South 8th Street
          Minneapolis,  MN 55440                       Minneapolis, MN 55440
          Attn: Compliance Officer (Unit 1818)         Attn: Compliance Officer (Unit 1818)

         If to Selling Agency:                    If to Broker-Dealer:
         SA                                       Broker_Dealer
         SAAddress1                               BD_address1
         SAAddress2                               BD_address2
         SACity, SAState SAZip                    BD_city,  BD_State BD_zip
         Attn:  SAContact_name__tit               Attn:  BD_contact_name__Tit

     14.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of this Agreement limiting assignment.

     14.5 Headings. The headings in this Agreement are for convenience only and are not intended to have any legal effect.

     14.6 Defined Terms. The terms defined in this Agreement are to be interpreted in accordance with this Agreement. Such defined terms are not intended to conform to specific statutory definitions of any state.

     14.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties or any official representative thereof.

     14.8 Survival.  All terms and  conditions of Section 7,  "Indemnification";
          Section  9.3,  "Post   Termination   Limitations";   and  Section  11,
          "Confidentiality," will survive termination of this Agreement.

     14.9 No Waiver. No failure to enforce, nor any breach of any term or condition of this Agreement, shall operate as a waiver of such term or condition, or of any other term or condition, nor constitute nor be deemed a waiver or release of any other rights at law or in equity, or of claims which any party may have against any other party, for anything arising out of, connected with, or based upon this Agreement. Any waiver, including a waiver of this Section, must be in writing and signed by the parties hereto.

American Enterprise Life Insurance Company           SA
Company                                              Selling Agency


By:_______________________                           By:_______________________

Title:____________________                           Title:____________________

Date:_____________________                           Date:_____________________


American Express Financial Advisors Inc.              Broker_Dealer
Distributor                                           Broker-Dealer


By:_______________________                            By:______________________

Title:____________________                            Title:___________________

Date:_____________________                            Date:____________________


Affiliate:                                            Affiliate:
SAAffiliate1                                          SAAffiliate2

By:_______________________                            By:______________________

Title:____________________                            Title:___________________

Date:_____________________                            Date:____________________

EXHIBIT A
Selling Agency: Products, Territory and Commissions

SUMMARY:

This Exhibit is intended to summarize the contents of Exhibit A and its Addenda, as they are added to the arrangements with SA, ("Selling Agency"), Broker_Dealer
("Broker-Dealer"),   Company  and  Distributor   under  this Agreement.


Selling Agency & Broker-Dealer    Products                       Product Commission       Remittance of Premiums    Territory
                                                                                          (See Section 4.5)
------------------------------------------------------------------------------------------------------------------------------
SA                                Wells Fargo Advantage          See Addenda A & B        Money_Movement            State_s
Broker_Dealer                                                                                                       only
SAAffiliate1                      Wells Fargo Advantage Credit   See Addenda C & D
SAAffiliate2
------------------------------------------------------------------------------------------------------------------------------

This Exhibit A will only be separately executed when: (i) a product is added or deleted; or (ii) there is a reduction in compensation.

Last Revision Date:____________________ Effective Revision Date:______________ Purpose of Last Revision:______________________________________________________

Addendum A to Exhibit A: Products, Territory and Commissions

Addendum to Exhibit A of the Selling Agreement between American Enterprise Life Insurance Company ("Company"), American Express Financial Advisors Inc. ("Distributor"), Wells Fargo Securities, Inc.("Selling Agency") and Wells Fargo Securities, Inc. ("Selling Agent's Broker") dated November 15, 1999. This Addendum is effective for the states, and from the date(s), specified on Exhibit A, executed by the parties to this Agreement.

The Product to be offered through Selling Agent is a flexible premium variable annuity known as the Wells Fargo Advantage Variable Annuity, which is to be offered only in the Territory shown in Exhibit A.

COMMISSION:

The commission payable for contracts described in this Addendum will be as follows:

     (a) ____% gross of all premiums for issue ages of both owner and annuitant not exceeding 80 (qualified or non-qualified).

     (b) ____% gross of all premiums for issue ages of both owner and annuitant of 81-85 (qualified or non-qualified).

     (c) No commission is payable for policies described in this Addendum where the issue age of either the annuitant or owner exceeds age 85 (qualified or non-qualified). No commission is payable on the sale of Products under this Agreement if that sale involves replacement of an asset or investment issued by Company or by any other insurance company owned or controlled by American Express Company.

CHARGEBACK:

In the event of the surrender of an annuity within forty days of the issue date, there will be a chargeback of all commissions paid with respect to premium received in accordance with the following schedule. After this "free look" period, no chargebacks will be assessed.

Agreed to on ______________, 1999.

American Enterprise Life Insurance Company   Wells Fargo Securities, Inc.
Company                                      Selling Agency and Selling Agency's
                                             Broker


By:_______________________                   By:_______________________________

Title:____________________                   Title:____________________________

American Express Financial Advisors Inc.
Distributor

By:_______________________

Title:____________________

Addendum B to Exhibit A
Supplemental Trail Commission

by and between American Enterprise Life Insurance Company ("Company"), American Express Service Corporation (Distributor), Wells Fargo Securities, Inc. (Selling Agency) and Well Fargo Securities, Inc. (Selling Agency's Broker) dated November 15, 1999. This Addendum is effective November 15, 1999, and applies only to the sale of the Wells Fargo Advantage Variable Annuity described in Addendum A, above.

Supplemental Trail Commission:

1. In addition to the compensation shown in other Addenda to this Agreement, Company agrees to pay to Selling Agency a Supplemental Trail Commission as shown in #2, below, subject to all the conditions in #3 below.

2. Payment. At the end of each calendar quarter, Company shall calculate and pay the Supplemental Trail Commission as follows:

     Supplemental Trail Compensation = Eligible Value x Annual Rate
                                       ----------------------------
                                                      4
Where:

     A. Annual Rate of the Supplemental Trail Commission is shown below. Supplemental Trail Commission increases when the annuity contract's surrender charge period lapses.

   In ALL cases, Years 2-5:           "x"  basis points
   In SOME cases:  Years 6 & 7:       "x"  basis points (if contract's surrender
                                           charge period is 7 years)
   In SOME cases:  Years 6 & 7:       "y"  basis points (if contract's surrender
                                           charge period is 5 years)
   In ALL cases:  Years 8 +:          "y"  basis points

     B. Eligible Contracts means contracts sold to customers under this Addendum A to this Agreement which have reached their first contract anniversary as of the calendar quarter end.

     C. Eligible Value means accumulation value (including earnings accrued), as of the quarter end for which the Supplemental Trail Commission is being calculated, of all Eligible Contracts for which Option B or C, above, has been selected. Each option's trail will be calculated separately. Trail checks will be made payable to the Selling Agency, and will be sent directly to Selling Agency for distribution.

3.   Conditions of Payment:

     A. Payment for each quarter's Supplemental Trail Commission shall be final, and no credits or additions or adjustments shall be made to it. Each quarter is evaluated independently. Chargebacks will be accounted for in the quarter in which the contract is returned to the Company.

     B. Company will supply supporting information for the calculation, along with payment, to Selling Agency within 45 business days of the end of each calendar quarter.

     C. The Supplemental Trail Commission does not apply to sales outside the Territory or to sales which are otherwise excluded from normal commission payments under Exhibit A and/or any other Addenda to this Agreement (e.g., unlicensed sales, sales for which Selling Agency could not otherwise be compensated, etc.).

     D. In the event that notice of termination of this entire Agreement is given by any party hereto, the obligation to pay the Supplemental Trail Commission will survive for three years from the effective date of such termination. No Supplemental Trail Commission will be payable for the quarter in which that third anniversary of termination occurs, or thereafter.

     E. Subject to Condition D above, Supplemental Trail Commission will be paid to the Selling Agency for as long as each Eligible Contract continues to remain an Eligible Contract as herein defined, and for as long as the Selling Agency continues to be licensed as an insurance agency and appointed with Company.

     F. The obligation to pay Supplemental Trail Commission runs from Company to Selling Agency only. All distribution of Supplemental Trail Commission is the Selling Agency's responsibility. No claim made by or on behalf of any individual representative for Supplemental Trail Commission will be honored by Company, and no expense, including (without limitation) attorney fees, that an Selling Agency or a representative may incur to determine the individual representative's entitlement to Supplemental Trail Commission, will be absorbed by or reimbursed by Company.

     G. In all cases, the amount of commission described above is the total compensation available for distribution from Company, or any of its subsidiaries, affiliates, or other related entities owned or controlled by American Express Company, whether under this Agreement or under any other agreement between or among Company, Selling Agency, or any other party. See Addendum A, above, for details of payment of commission at time of sale.

Agreed to on _________________, 1999.

American Enterprise Life Insurance Company   Wells Fargo Securities, Inc.
Company                                      Selling Agency and Selling Agency's
                                             Broker

By:________________________                  By:_______________________________

Title:_____________________                  Title:____________________________

Date:______________________                  Date:_____________________________


American Express Financial Advisors Inc.
Distributor

By:________________________

Title:_____________________

Date:______________________

Addendum C to Exhibit A: Products, Territory and Commissions

Addendum to Exhibit A of the Selling Agreement between American Enterprise Life Insurance Company ("Company"), American Express Financial Advisors Inc. ("Distributor"), Wells Fargo Securities, Inc.("Selling Agency") and Wells Fargo Securities, Inc. ("Selling Agent's Broker") dated November 15, 1999. This Addendum is effective for the states, and from the date(s), specified on Exhibit A, executed by the parties to this Agreement.

The Products to be offered through Selling Agent is a flexible premium variable annuity known as the Wells Fargo Advantage Credit Variable Annuity, which will be offered only in the Territory shown in Exhibit A.

COMMISSION:

The commission payable for contracts described in this Addendum will be as follows:

     (a) ____% gross of all premiums for issue ages of both owner and annuitant not exceeding age 80 (qualified or non-qualified).

     (b) ____% gross of all premiums for issue ages of both owner and annuitant of 81-85 (qualified or non-qualified).

     (c) No commission is payable for policies described in this Addendum where the issue age of either the annuitant or owner exceeds age 85 (qualified or non-qualified No commission is payable on the sale of Products under this Agreement if that sale involves replacement of an asset or investment issued by Company or by any other insurance company owned or controlled by American Express Company.

CHARGEBACK:
In the event of the surrender of an annuity within forty days of the issue date, there will be a chargeback of all commissions paid with respect to premium received in accordance with the following schedule. After this "free look" period, no chargebacks will be assessed.


Agreed to on _________________, 1999.

American Enterprise Life Insurance Company     Wells Fargo Securities, Inc.
Company                                        Selling Agency and Selling
                                               Agency's Broker

By:_________________________                   By:_____________________________

Title:______________________                   Title:__________________________

American Express Financial Advisors Inc.
Distributor

By:_________________________

Title:______________________

Addendum D to Exhibit A
Supplemental Trail Commission

by and between American Enterprise Life Insurance Company ("Company"), American Express Service Corporation (Distributor), Wells Fargo Securities, Inc. (Selling Agency) and Well Fargo Securities, Inc. (Selling Agency's Broker) dated November 15, 1999. This Addendum is effective November 15, 1999, and applies only to the sale of the Wells Fargo Advantage Credit Variable Annuity described in Addendum C, above.

Supplemental Trail Commission:

1. In addition to the compensation shown in other Addenda to this Agreement, Company agrees to pay to Selling Agency a Supplemental Trail Commission as shown in #2, below, subject to all the conditions in #3 below.

2. Payment. At the end of each calendar quarter, Company shall calculate and pay the Supplemental Trail Commission as follows:

         Supplemental Trail Compensation = Eligible Value x Annual Rate
                                           ----------------------------
                                                          4
Where:

     A. Annual Rate of the Supplemental Trail Commission is agreed to be ____ basis points, starting in Year 2 of the life of an Eligible Contract.

     B. Eligible Contracts means contracts sold to customers under this Addendum A to this Agreement which have reached their first contract anniversary as of the calendar quarter end.

     C. Eligible Value means accumulation value (including earnings accrued), as of the quarter end for which the Supplemental Trail Commission is being calculated, of all Eligible Contracts for which Option B or C, above, has been selected. Each option's trail will be calculated separately. Trail checks will be made payable to the Selling Agency, and will be sent directly to Selling Agency for distribution.

3.   Conditions of Payment:

     A. Payment for each quarter's Supplemental Trail Commission shall be final, and no credits or additions or adjustments shall be made to it. Each quarter is evaluated independently. Chargebacks will be accounted for in the quarter in which the contract is returned to the Company.

     B. Company will supply supporting information for the calculation, along with payment, to Selling Agency within 45 business days of the end of each calendar quarter.

     C. The Supplemental Trail Commission does not apply to sales outside the Territory or to sales which are otherwise excluded from normal commission payments under Exhibit A and/or any other Addenda to this Agreement (e.g., unlicensed sales, sales for which Selling Agency could not otherwise be compensated, etc.).

     D. In the event that notice of termination of this entire Agreement is given by any party hereto, the obligation to pay the Supplemental Trail Commission will survive for three years from the effective date of such termination. No Supplemental Trail Commission will be payable for the quarter in which that third anniversary of termination occurs, or thereafter.

     E. Subject to Condition D above, Supplemental Trail Commission will be paid to the Selling Agency for as long as each Eligible Contract continues to remain an Eligible Contract as herein defined, and for as long as the Selling Agency continues to be licensed as an insurance agency and appointed with Company.

     F. The obligation to pay Supplemental Trail Commission runs from Company to Selling Agency only. All distribution of Supplemental Trail Commission is the Selling Agency's responsibility. No claim made by or on behalf of any individual representative for Supplemental Trail Commission will be honored by Company, and no expense, including (without limitation) attorney fees, that an Selling Agency or a representative may incur to determine the individual representative's entitlement to Supplemental Trail Commission, will be absorbed by or reimbursed by Company.

     G. In all cases, the amount of commission described above is the total compensation available for distribution from Company, or any of its subsidiaries, affiliates, or other related entities owned or controlled by American Express Company, whether under this Agreement or under any other agreement between or among Company, Selling Agency, or any other party. See Addendum A, above, for details of payment of commission at time of sale.

Agreed to on ___________________, 1999.

American Enterprise Life Insurance Company  Wells Fargo Securities, Inc.
Company                                     Selling Agency and Selling Agency's
                                            Broker

By:__________________________               By:________________________________

Title:_______________________               Title:_____________________________

Date:________________________               Date:______________________________


American Express Financial Advisors Inc.
Distributor

By:__________________________

Title:_______________________

Date:________________________

EXHIBIT B TO SELLING AGENCY AGREEMENT
FOR THE SALE OF VARIABLE ANNUITIES
(for use if Payment Options 4.5.3 or 4.5.4 appear on Exhibit A)

     The Selling Agency Agreement between American Enterprise Life Insurance Company ("Company"), American Express Financial Advisors Inc. ("Distributor"), SA ("Selling Agency") and Broker_Dealer ("Broker-Dealer") dated Effective_Date ("Agreement") is hereby amended as follows. This Amendment is effective Addendum_Effective_D.

     The purpose of this Amendment is to modify Selling Agency's and Broker-Dealer's obligations and duties under the Agreement with respect to the process for remitting premiums to Company to enable Authorized Selling Firm to use the services of a third party, _____(Full name of Clearing Broker, City, State)_____ ("Clearing Broker"). To the extent there are any inconsistencies between the Agreement and this Amendment, the provisions contained herein will supersede the Agreement.

Section 4.4,  Supervision and  Administration,  is amended to replace subsection
4.4.8 (a) with the following: 4.4.8(a) Authorized Selling Firm will instruct customers to pay their premiums for the Products, by check or bank draft authorization or wire transfer, with funds to the order of Selling Agency in accordance with Section 4.5, "Collection and Submission of Premiums."

Section 4.8, Accurate Record, Audit, shall be amended by adding the following, at the end of the Section: Company will have the right to audit the books of the Authorized Selling Firm and Authorized Selling Firm will obtain Clearing Broker's consent for Company to audit the books of Clearing Broker, with respect to any premium remittance, or the premium remittance process, insofar as either involves the Clearing Broker.

Section 4 of the Agreement is hereby amended by inserting a new subsection, 4.13, Compensation to Clearing Broker:

4.13 Compensation to Clearing Broker. Authorized Selling Firm agrees that they will only pay Clearing Broker for the services authorized herein on a fixed fee basis. Such fee may be paid on a per-transaction basis only if it is reasonable in relation to the services rendered, and only if prior written authorization is obtained from the Company. Authorized Selling Firm will not pay Clearing Broker a commission or use any form of compensation where the Clearing Broker's fee is determined by the dollar amount of any given purchase of any Product, unless Clearing Broker is separately licensed by appropriate state insurance licensing authorities and appointed to sell Products.

Section 4 of the  Agreement  is hereby  amended by  inserting a new  subsection,
Section   4.14,   Representations   and   Warranties   of  Selling   Agency  and
Broker-Dealer:

4.14  Representations and Warranties of Selling Agency and Broker-Dealer:

     4.14.1 Authorized Selling Firm represents and warrants that Clearing Broker is the designated receiver of premium payments on variable annuity products sold by Selling Agency.

     4.14.2 Authorized Selling Firm represents and warrants that Broker-Dealer has executed an agreement with the Clearing Broker for the clearing of premiums which satisfies all requirements of the National Association for Securities Dealers, Inc.

     4.14.3 Authorized Selling Firm represents and warrants that it will ensure that activities of the Clearing Broker in connection with the Products will be limited to those specified in this Amendment, and that all such activities will be performed in accordance with applicable state and federal laws and regulations. Selling Agency and/or Broker-Dealer must obtain Company's prior written agreement if the activities of Clearing Broker are modified in any way.

Section 7.1, Indemnification of Company, is amended by adding the following subsection: Section 7.1.4 The acts or omissions of the Clearing Broker or any employee or agent of Clearing Broker while performing the activities covered by this Agreement. The indemnity obligation of this paragraph will extend to any regulatory penalties incurred by Company as a result of said activities.

EXHIBIT C
Affiliate Participation Agreement

SAAffiliate1 ("Affiliate") agrees to act as an Affiliate of Selling Agency and American Enterprise Life Insurance Company ("Company") agrees to appoint Affiliate in the jurisdiction in the Territory identified on Exhibit A and for the Products identified on Exhibit A in accordance with the terms and conditions of the Selling Agreement between Selling Agency, Broker-Dealer, Company and Distributor dated Effective_Date ("Agreement"), incorporated herein by this reference, as it may be amended from time to time.

Affiliate acknowledges, warrants, covenants and agrees that:

     1. All terms used herein shall have the definitions used in the Agreement.

     2. Affiliate assumes all of the duties and responsibilities of Selling Agency as an insurance agency under the Agreement except that Affiliate's rights, duties and responsibilities shall only extend to the jurisdictions in the Territory on Exhibit A and Products identified on Exhibit A.

     3. Affiliate and Selling Agency are jointly and severally liable for the performance of Affiliates duties and responsibilities under the Agreement in the jurisdictions in the Territory identified on Exhibit A.

     4. Affiliate warrants that it has the licenses required to sell annuities and perform the duties and responsibilities of an insurance agency in the jurisdictions in the Territory identified on Exhibit A.

     5. Selling Agency, by this appointment, agrees that it will forward to Affiliate any notices from Company which affect Affiliate. Affiliate agrees that notice from Company to Selling Agency is valid and effective notice to it.

     6. All other provisions of the Agreement will apply to and govern Affiliate's activities pursuant to this Affiliate Participation Agreement, including, but not limited to the provisions concerning amendments to the Agreement.

     7. Selling Agency is authorized to execute amendments to the Exhibits and Addenda on behalf of Selling Agency and Affiliate and Affiliate will accept, agree to and perform its duties as Affiliate under the Agreement in accordance with all such amendments upon receiving written notice thereof from Selling Agency, provided that any term of such an amendment which would be inconsistent with the terms of this Affiliate Participation Agreement will require an amendment of the Affiliate Participation Agreement in order to bind Affiliate to that term.

     8. This Affiliate Participation Agreement may be terminated in accordance with the termination provision of the main Agreement.

IN WITNESS WHEREOF Affiliate and Selling Agency have signed this Affiliate Participation Agreement as of ______________________.

SAAffiliate1                                  SA
Affiliate                                     Selling Agency

By:_____________________                      By:______________________________
Title:__________________                      Title:___________________________

Send complete form to:
American Enterprise Life Insurance Company
80 South 8th Street, Minneapolis, MN  55402, Attn:   Contract Manager, Unit 1818

Accepted and appointment of Affiliate made on______________ By: ______________ For American Enterprise Life Insurance Company